As filed with the Securities and Exchange Commission on December 15, 2023
Registration No. 333-261323

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1 ON FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NAVITAS SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	85-2560226
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3520 Challenger Street
Torrance, California 90503-1640
(844) 654-2642
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul D. Delva
Sr. V.P., General Counsel and Secretary
Navitas Semiconductor Corporation
3520 Challenger Street
Torrance, California 90503-1640
(844) 654-2642
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or classes of additional securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On November 24, 2021, the registrant, Navitas Semiconductor Corporation (the “Company” or “Navitas”), filed a registration statement on Form S-1 (No. 333-261323) (as amended, the “Registration Statement”) to register the offer and sale from time to time by the selling securityholders named therein of up to 87,007,757 shares of Navitas Class A Common Stock, par value $0.0001 per share (“common stock”), and up to 4,741,667 warrants to purchase shares of common stock. The Registration Statement was subsequently declared effective by the Securities and Exchange Commission (the “SEC”) on December 6, 2021. This post-effective amendment no. 1 to Form S-1 on Form S-3 (this “Amendment”) to the Registration Statement is being filed by Navitas (i) to convert the Registration Statement into a registration statement on Form S-3; (ii) to remove the offer and sale of certain securities from the Registration Statement, as further described in the next section below; (iii) to remove certain selling securityholders, and include updated information regarding certain other selling securityholders named in the prospectus included in the original filing of the Registration Statement, and the number of securities being offered by them; and (iv) to register the offer and sale from time to time of up to 24,883,161 additional outstanding shares of common stock (the “Additional Shares” or “GeneSiC Shares”) issued by the Company on August 15, 2022 in a private placement in connection with Navitas’ acquisition of GeneSiC Semiconductor Inc. and currently held by a Company affiliate (as defined in Rule 144 under the Securities Act of 1933 (the “Securities Act”)).

Other than the Additional Shares, no additional securities are being registered under this Amendment. Registration fees for the Additional Shares are being paid as set forth in Exhibit 107 filed herewith. Registration fees for all other shares registered under this Amendment were paid at the time of the original filing of the Registration Statement.

REMOVAL OF CERTAIN SECURITIES FROM THE REGISTRATION STATEMENT

This Amendment contains an updated prospectus relating to the resale of the Additional Shares by a selling stockholder (not previously identified in the Registration Statement) and relating to the securities that were registered for resale by other selling stockholders in the original filing of the Registration Statement, including a reduction in the number of securities offered under the Registration Statement. Accordingly, by this Amendment the offer and sale of the following securities is hereby removed from registration under the Registration Statement:
•All (a) warrants to purchase shares of common stock sold as part of units issued in the initial public offering of the Company (then named Live Oak Acquisition Corp. II) on December 7, 2020 (“Public Warrants”) that were previously held by certain of our directors and their affiliates; and (b) warrants to purchase shares of common stock issued to Live Oak Sponsor Partners II, LLC, the sponsor of the Company, in a private placement that closed concurrently with our initial public offering (“Private Placement Warrants”, and together with Public Warrants previously held by directors and their affiliates, “Control Warrants”), except for any Control Warrants that were sold under the Registration Statement prior to the Company’s redemption of all outstanding and unexercised Public Warrants and Private Placement Warrants on March 7, 2022 (the “Warrant Redemption”). All other Control Warrants were exercised by their holders in connection with the Warrant Redemption.
•All reserved but unissued shares of common stock that were issuable by the Company upon the exercise of Public Warrants or Private Placement Warrants, as applicable, but which remained unsold at the time of the Warrant Redemption.
•All reserved but unissued shares of common stock that were issuable by the Company upon the exercise of certain other warrants, issued before October 19, 2021 in a private placement by our wholly owned subsidiary, Navitas Semiconductor Limited, an Irish private company domesticated in Delaware as Navitas Semiconductor Ireland, LLC (“Legacy Navitas”), which warrants were converted into warrants of the Company on October 19, 2021 upon consummation of the business combination between Legacy Navitas and Live Oak Acquisition Corp. II (the “Business Combination”), and which by their terms expired unexercised on December 31, 2021.
•All outstanding shares of common stock that were issued in exchange for shares of Legacy Navitas upon the consummation of the Business Combination and that remain unsold under the Registration Statement as of the date hereof, other than any such shares currently held by or for the account of our directors, officers and certain of their affiliates.
•All outstanding shares of common stock that were issued to certain private investment in public equity (PIPE) investors in private placements that closed concurrently with the Business Combination and that remain unsold under the Registration Statement as of the date hereof, other than any such shares currently held by or for the account of our directors, officers and certain of their affiliates.
•All reserved but unissued shares of common stock that certain former shareholders of Legacy Navitas have the contingent right to receive upon the common stock achieving certain trading price milestones before October 19, 2026, other than any such shares as to which such rights are currently held by or for the account of our directors, officers and certain of their affiliates.

PROSPECTUS
Navitas Semiconductor Corporation

Up to 62,587,813 Shares of Class A Common Stock

The selling stockholders named in this prospectus, or their assignees or other successors in interest, may offer and sell from time to time up to 62,587,813 shares of the Class A Common Stock, par value $0.0001 per share (“common stock”), of Navitas Semiconductor Corporation, a Delaware corporation (“Navitas” or the “Company”), consisting of:
•up to 2,947,000 shares of outstanding common stock originally issued to Live Oak Sponsor Partners II, LLC (“Live Oak Sponsor”) in a private placement prior to the initial public offering of the Company (then named Live Oak Acquisition Corp. II) on December 7, 2020 (“Sponsor Shares”);
•up to 24,883,161 shares of outstanding common stock issued by Navitas on August 15, 2022 in a private placement in connection with our acquisition of GeneSiC Semiconductor Inc. and held by an affiliate (as defined in Rule 144 under the Securities Act) (“GeneSiC Shares”);
•up to 30,109,901 other shares of outstanding common stock held by certain of our directors, officers and affiliates (together with the Sponsor Shares and the GeneSiC Shares, “Long Shares”);
•up to 1,351,905 shares of common stock issuable upon the settlement of outstanding unvested restricted stock units (“RSUs”) held by certain of our directors and officers (“RSU Shares”); and
•up to 3,295,846 shares of common stock which our directors, officers and other affiliates have the contingent right to receive upon the common stock achieving certain trading price milestones before October 19, 2026 (“Control Earnout Shares”).

The selling stockholders may offer, sell or distribute all or a portion of the shares of common stock hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling stockholders will bear all commissions and discounts, if any, attributable to their sale of shares of common stock. The selling stockholders may sell all, some or none of their shares of common stock in this offering. See the sections titled “Selling Stockholders” and “Plan of Distribution” of this prospectus.
We are an “emerging growth company” and a “smaller reporting company” as defined under the U.S. federal securities laws and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company or a smaller reporting company, as applicable. Pursuant to regulations of the Securities and Exchange Commission (the “SEC”), we will cease to be an emerging growth company and will cease to be a smaller reporting company as of the end of our fiscal year ending December 31, 2023.

Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “NVTS”. On December 14, 2023, the last reported sales price of our common stock was $8.29 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS, AS WELL AS THOSE RISK FACTORS CONTAINED IN THE REPORTS WE FILE WITH THE SEC, WHICH ARE INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, TO READ ABOUT OTHER RISK FACTORS YOU SHOULD CONSIDER BEFORE MAKING A DECISION TO INVEST IN ANY OF OUR SECURITIES.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 15, 2023

(ii)

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 (as amended and converted into a registration statement on Form S-3, the “Registration Statement”) (No. 333-261323) that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling stockholders may use the Registration Statement to offer and sell the shares of common stock registered hereunder, from time to time through any of the means described in the section entitled “Plan of Distribution.”
A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in a prospectus supplement modifies or supersedes the statement in this prospectus. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.
See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” for information on how we disclose information in this prospectus by referring you to other documents, and how you can access those documents.
You should rely only on the information set forth in or incorporated by reference into this prospectus and any accompanying prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.
This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted.
You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All such summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the Registration Statement that includes this prospectus, and you may obtain copies of those documents as described under “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

(iii)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, to the extent those safe harbor provisions are determined to be available. The forward-looking statements relate to future events regarding such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. In order to comply with the terms of the safe harbor provisions, we note that a variety of factors could cause our actual results and experience to differ materially and adversely from the anticipated results or other expectations expressed in the forward-looking statements. The risks and uncertainties that may affect the operation, performance, development and results of our business include, but are not limited to, those matters discussed in our most recent annual report on Form 10-K, in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” and in the same sections of our subsequently filed quarterly reports on Form 10-Q, as may be further updated by any current reports on Form 8-K that we may file. The words “believe,” “expect,” “anticipate,” “project,” “target,” “intend,” “plan,” “seek,” “estimate,” “endeavor,” “should,” “could,” “may” and similar expressions are intended to identify forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to risks, uncertainties and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, including, without limitation:

•our financial and business performance;
•our ability to realize benefits from the acquisition of GeneSiC Semiconductor Inc. on August 15, 2022, as discussed in our annual report on Form 10-K for the year ended December 31, 2022, including in Part I, Item 1A (Risk Factors) therein;
•our ability to realize the benefits of the Business Combination, which may be affected by, among other things, competition and our ability to grow and manage growth profitably;
•changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;
•our product development timeline and expected start of production;
•the implementation, market acceptance and success of our business model;
•our ability to scale in a cost-effective manner;
•developments relating to our competitors and industry;
•the impact of health epidemics, including the Covid-19 pandemic, on our business and the actions we may take in response thereto;
•our ability to obtain and maintain intellectual property protection, and not infringe on the intellectual property rights of others;
•our future capital requirements and sources and uses of cash;
•our ability to obtain funding for our operations;
•our business, expansion plans and opportunities;
•the outcome of any known and unknown litigation and regulatory proceedings; and
•the other risks and uncertainties described herein, including under the section titled “Risk Factors.”

Given these uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. All forward-looking statements contained or incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

In particular, you should consider the risks described in our annual report on Form 10-K for the year ended December 31, 2022, and as described in our quarterly report on Form 10-Q for the three months ended September 30, 2023, under the heading “Item 1A. Risk Factors,” which are incorporated by reference into this prospectus, and any subsequent documents we file with the SEC that are deemed incorporated by reference into this prospectus. See “Where You Can Find More Information.” Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we make.

Before any stockholder invests in our securities, such stockholder should be aware that the occurrence of the events described in this section and elsewhere in this prospectus may adversely affect us, including under the section titled “Risk Factors” beginning on page 3 of this prospectus, alone or in combination with other events or circumstances, may adversely affect us.

(iv)

THE COMPANY

This summary highlights information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus, along with the information incorporated by reference herein, and any applicable prospectus supplement carefully, including the “Risk Factors” sections contained in this prospectus and any applicable prospectus supplement, and the “Risk Factors” sections of our most recent annual report on Form 10-K (Part I, Item 1A), as it may be updated in the “Risk Factors” sections of our subsequently filed quarterly reports on Form 10-Q (Part II, Item 1A) and current reports on Form 8-K, as well as our financial statements and the related notes, all of which are incorporated by reference in this prospectus together with other important information.

See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” to learn how we disclose information in this prospectus by referring you to other documents, and how you can access those documents.

Company Overview
Navitas designs, develops and markets gallium nitride (“GaN”) and silicon carbide (“SiC”) power semiconductor devices. Power supplies and other end products incorporating our products may be used in a wide variety of electric products, including fast chargers for mobile devices and other electronic products, home appliance and other consumer goods, data centers, solar inverters, and electric vehicles and charging stations, among numerous other applications. By unlocking the physical advantages inherent in GaN and SiC with industry leading technologies, Navitas’ innovative solutions provide superior efficiency, performance, size, cost and sustainability compared to existing silicon products with the same output power.
Corporate Background
The registrant, Navitas Semiconductor Corporation, is a Delaware holding company that conducts operations through its wholly owned subsidiaries, including Navitas Semiconductor Limited, an Irish company domesticated in Delaware as Navitas Semiconductor Ireland, LLC, and GeneSiC Semiconductor LLC, a Delaware limited liability company (“GeneSiC”). For historical and accounting purposes, our predecessor was the legacy Navitas Semiconductor business, founded in 2014. As an SEC registrant, we were formerly a special-purpose acquisition company named Live Oak Acquisition Corp. II (“Live Oak”), a Delaware corporation formed in 2020 for the purpose of acquiring a business, at which time it was unaffiliated with Navitas. On October 19, 2021, we completed a business combination in which, among other transactions, Live Oak acquired Navitas Semiconductor Limited and its subsidiaries, changed its name to Navitas Semiconductor Corporation, and began trading on Nasdaq under the trading symbol “NVTS.” We refer to those transactions collectively as the “Business Combination.” On August 15, 2022, we acquired the GeneSiC business. For more information about the Business Combination, our acquisition of GeneSiC and other transactions, see our other SEC filings incorporated by reference in this prospectus and discussed in “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”
We have not paid, and do not anticipate paying in the foreseeable future, dividends or other distributions to our stockholders. In order for us to pay dividends or other distributions to our stockholders, we would rely on payments from our operating subsidiaries. We presently intend to retain all earnings to fund our operations and business expansion.
Terminology
In this prospectus and our other SEC filings, references to “Navitas”, “we”, “our”, “us” and “the Company” refer to the legacy Navitas Semiconductor business before the Business Combination and/or to Navitas Semiconductor Corporation and its consolidated subsidiaries after the Business Combination, as the context suggests. We refer to specific legal entities by their individual names as necessary. References to “common stock” refer to our Class A Common Stock, par value $0.0001 per share. We have no other shares of capital stock issued or outstanding. See “Description of Capital Stock.”
Corporate Information
Our principal executive offices are located at 3520 Challenger Street, Torrance, California 90503-1640. Our telephone number is (844) 654-2642. Our website address is https://www.navitassemi.com. The information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus or any accompanying prospectus supplement or incorporated into any other filings that we make with the SEC.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an “emerging growth company” and a “smaller reporting company”, as those terms are defined in Rule 405 under the Securities Act of 1933 and Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”). As a result of this status, we are governed by SEC regulations that require fewer or less comprehensive disclosures of information compared to public companies that are not so designated. This means the information included, or incorporated by reference, in this prospectus, and information that we provide in future filings with the SEC that are incorporated by reference in this prospectus, may be different than what you might receive from other public reporting companies. Pursuant to SEC regulations, based on the aggregate market value of our common stock held by non-affiliates as of June 30, 2023, we will cease to be defined as an emerging growth company or as a smaller reporting company as of December 31, 2023.

SUMMARY OF OFFERING

Issuer	Navitas Semiconductor Corporation

Common Stock Offered by Selling Stockholders
We are registering the resale by the selling stockholders named in this prospectus, or their permitted transferees, of up to an aggregate of 62,587,813 shares of common stock, consisting of:

•up to 2,947,000 shares of outstanding common stock originally issued to Live Oak Sponsor in a private placement prior to the initial public offering of the Company (then named Live Oak Acquisition Corp. II) on December 7, 2020 (“Sponsor Shares”);
•up to 24,883,161 shares of outstanding common stock, issued by the Company on August 15, 2022 in a private placement in connection with our acquisition of GeneSiC Semiconductor Inc. and held by an affiliate (“GeneSiC Shares”);
•up to 30,109,901 other shares of outstanding common stock held by certain of our directors, officers and affiliates (together with Sponsor Shares and GeneSiC Shares, “Long Shares”);
•up to 1,351,905 shares of common stock issuable upon the settlement of outstanding unvested RSUs held by certain of our directors and officers (“RSU Shares”); and
•up to 3,295,846 shares of common stock which our directors, officers and affiliates have the contingent right to receive upon the common stock achieving certain trading price milestones before October 19, 2026 (“Control Earnout Shares”).
See “Selling Stockholders.”

Use of Proceeds	We will not receive any of the proceeds from the sale of shares of common stock offered under this prospectus by the selling stockholders.

Plan of Distribution
The selling stockholders, or their assignees or other successors-in-interest, may offer or resell the shares from time to time through public transactions or in private transactions, at fixed or negotiated prices. The selling stockholders may sell all, some or none of their shares of common stock in this offering. The selling stockholders may also sell shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. See “Plan of Distribution.”

Risk Factors
Investing in shares of our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus, as well as the risk factors contained in the reports we file with the SEC that are incorporated or deemed to be incorporated by reference herein, to read about other risk factors you should consider before making a decision to invest in shares of our common stock. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” for information on how we disclose Risk Factors and other information in this prospectus by referring you to other documents, and how you can access those documents.

Trading Symbol	Our common stock is listed on Nasdaq under the symbol “NVTS.”

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully read the risk factors discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q, the risk factors discussed under the caption “Risk Factors” in any accompanying prospectus supplement, and any risk factors discussed in our other filings with the SEC which are incorporated by reference into this prospectus and any accompanying prospectus supplement. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also materially and adversely affect us. If any of the risks or uncertainties described in our most recent annual report on Form 10‑K or any subsequent quarterly reports on Form 10‑Q, any accompanying prospectus supplement or our other filings with the SEC, or if any additional risks and uncertainties actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” to learn how we disclose Risk Factors and other information in this prospectus by referring you to other documents, and how you can access those documents.

USE OF PROCEEDS
All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholders, and we will not receive any proceeds from the sale of these shares of common stock.

SELLING STOCKHOLDERS

The selling stockholders listed in the table below may from time to time offer and sell any or all of the shares of common stock set forth below pursuant to this prospectus. When we refer to the “selling stockholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the selling stockholders’ interest in the shares of common stock after the date of this prospectus.
The table below sets forth certain information provided by or on behalf of the selling stockholders concerning the common stock that each may offer from time to time pursuant to this prospectus. The selling stockholders may have sold, transferred or otherwise disposed of all or a portion of their shares after the date on which they provided us with information regarding their shares. Any changed or new information given to us by the selling stockholders, including regarding the identity of, and the shares held by, each selling stockholder, will be set forth in a prospectus supplement or amendment to the Registration Statement of which this prospectus is a part, if and when necessary. A selling stockholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”
We are registering the shares set forth in the table below for resale pursuant to the selling stockholders’ registration rights under certain agreements between us and the selling stockholders. We and the selling stockholders have each provided indemnities to each other against certain losses resulting from such party’s material misstatements or omissions in any registration statement or prospectus.
Other than as described below or elsewhere in this prospectus, none of the selling stockholders has any material relationship with us or any of our predecessors or affiliates.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering*
SiCPower, LLC(1)	24,883,161	24,883,161	0
Entities affiliated with Atlantic Bridge III, LP(2)	10,798,528	10,798,528	0
Entities affiliated with Capricorn Investments LLC(3)	10,453,667	10,453,667	0
Live Oak Sponsor Partners II, LLC(4)	2,947,000	2,947,000	0
Gene Sheridan(5)	6,604,611	6,604,611	0
Daniel Kinzer(6)	5,009,662	5,009,662	0
Richard J. Hendrix(7)	412,528	412,528	0
Brian Long(8)	47,189	47,189	0
David Moxam(9)	937,533	937,533	0
Dipender Saluja(10)	47,189	47,189	0
Gary K. Wunderlich, Jr.(11)	446,745	446,745	0

*	Assumes all shares are sold in this offering. The selling stockholders may sell all, some or none of their shares of common stock in this offering. See “Plan of Distribution.”

(1)
Shares offered hereby consist of 24,883,161 GeneSiC Shares held by SiCPower, LLC (“SiCPower”), a Delaware limited liability company whose sole member is an irrevocable trust for which Ranbir Singh, an executive officer of Navitas, acted as grantor (the “Singh Trust”). Dr. Singh is the sole manager of SiCPower, with sole voting and dispositive power over the shares. The shares were originally acquired from Navitas by Dr. Singh and the Singh Trust in a private placement on August 15, 2022, in partial consideration for Navitas’ acquisition of GeneSiC Semiconductor Inc., which was founded by Dr. Singh and 100% owned by Dr. Singh and the Singh Trust prior to the acquisition. In March 2023, Dr. Singh and the Singh Trust transferred the shares to SiCPower in private transactions. The address of SiCPower is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808-1674. For additional information about Navitas’ acquisition of GeneSiC Semiconductor Inc. and Dr. Singh’s relationship to Navitas, see the current report on Form 8-K filed by Navitas with the SEC on August 15, 2022, as amended by Forms 8-K/A filed on October 31, 2022 and April 14, 2023, and our other SEC filings incorporated by reference into this prospectus.

(2)
Shares offered hereby consist of (i) 8,866,500 Long Shares and 932,028 Control Earnout Shares held by Atlantic Bridge III L.P. (“AB III”) and (ii) 1,000,000 Long Shares held by China Ireland Growth Technology Fund II, L.P. (“CIGTF II”), an affiliate of AB III. The general partner of AB III is Atlantic Bridge III GP Limited (“AB III GP”). The general partner of CIGTF II is China Ireland Growth Technology Fund II GP, L.P. (“CIGTF II GP”), whose general partner is China Ireland Growth Technology Fund II GP Limited (“CIGTF GP Limited”). Atlantic Bridge Services Limited (“ABSL”) is a 50% shareholder in CIGTF GP Limited. Each of ABSL, AB III GP and CIGTF II GP Limited have common directors, some of whom are also shareholders in ABSL. Brian Long, a director of Navitas, who is also a selling stockholder in the offering under this prospectus as described in Note 8 below, is a shareholder in ABSL and is a director of each of AB III GP and CIGTF II GP Limited. The address of AB III, CIGTF II and AB III GP is 22 Fitzwilliam Square, Dublin 2, Ireland, and the address of CIGTF II GP, ABSL and CIGTF GP Limited is P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.

(3)
Shares offered hereby consist of (i) 6,205,599 Long Shares and 667,199 Control Earnout Shares held by Capricorn-Libra Investment Group, LP (“CLIG”) and (ii) 3,237,161 Long Shares and 343,708 Control Earnout Shares held by Technology Impact Fund, LP (“TIF”). Capricorn-Libra Partners, LLC (“CLP”) is the general partner of CLIG. Dipender Saluja, a director of the Company, who is also a selling stockholder in the offering under this prospectus as described in Note 10 below, is the sole managing member of CLP and may be deemed to have beneficial ownership of the shares held by CLIG. TIF Partners, LLC (“TIFP”) is the general partner of TIF. TIFP is owned by Dipender Saluja (50%) and Ion Yadigaroglu (50%), who may be deemed to share beneficial ownership of the shares held by TIF. The business address of CLIG, TIF, CLP and TIFP is 250 University Avenue, Palo Alto, CA 94301.

(4)
Shares offered hereby consist of 2,947,000 Long Shares held by Live Oak Sponsor Partners II, LLC, a Delaware limited liability company (“Live Oak Sponsor”). Live Oak Sponsor was the sponsor of our company (then named Live Oak Acquisition Corp. II), a special-purpose acquisition company, prior to the Business Combination with Legacy Navitas. For more information about the Business Combination, see “The Company—Corporate Background” above. Richard J. Hendrix and Gary K. Wunderlich, Jr., each of whom is a director of Navitas who is also a selling stockholder in the offering under this prospectus (as described below in Notes 7 and 11, respectively), is a managing member of Live Oak Sponsor, and may be deemed to have shared beneficial ownership of the shares offered hereby by Live Oak Sponsor. Of those shares, 1,684,000 shares may not be sold or otherwise transferred by Live Oak Sponsor before October 19, 2024, unless the closing sale price of our common stock as quoted on Nasdaq equals or exceeds $20.00 per share on any 20 trading days within a period of 30 consecutive trading days. In addition, the remaining 1,263,000 shares (“Sponsor Earnout Shares”) are subject to vesting and potential forfeiture, and may not be transferred by Live Oak Sponsor before October 19, 2026, unless the volume-weighted average closing sale price of our common stock for any 20 trading days within a period of 30 consecutive trading days occurring before that date equals or exceeds certain milestones. Specifically, if such weighted average prices equal or exceed $12.50, $17.00 and/or $20.00 per share, then one-third of the Sponsor Earnout Shares would vest and become transferable in each instance. Any Sponsor Earnout Shares which do not vest on or before October 19, 2026 will be forfeited and cancelled. The address of Live Oak Sponsor is 40 South Main Street, #2550, Memphis, TN 38103.

(5)
Shares offered hereby consist of (i) 2,084,627 Long Shares held by Mr. Sheridan, president and chief executive officer, and a director of Navitas, (ii) 1,226,044 Long Shares held by the Eugene and Melissa Sheridan Trust, which are beneficially owned by Mr. Sheridan as Trustee, (iii) 761,332 Long Shares held by GaNFast Trust, of which Mr. Sheridan is a beneficiary, (iv) 800,000 Long Shares held by Lolas Trust, a permitted transferee of the Eugene and Melissa Sheridan Trust, (v) 912,000 RSU Shares and (vi) 820,608 Control Earnout Shares.

(6)
Shares offered hereby consist of (i) 4,133,515 Long Shares held by Mr. Kinzer, chief operating officer and chief technology officer, and a director of Navitas, (ii) 364,800 RSU Shares and (iii) 511,347 Control Earnout Shares.

(7)
Shares offered hereby consist of (i) 48,258 Long Shares held by Mr. Hendrix, a director of the Company, (ii) 299,093 Long Shares held by RJH Management Co. LLC, for which Mr. Hendrix is managing member and as to which he has sole voting and dispositive power, (iii) 50,156 Long Shares held by individual retirement accounts of Mr. Hendrix and (iv) 15,021 RSU Shares. Mr. Hendrix is a managing member of Live Oak Sponsor Partners II, LLC, which is also a selling stockholder in the offering under this prospectus as described in Note 4 above.

(8)
Shares offered hereby consist of (i) 32,168 Long Shares held by Mr. Long, a director of Navitas, and (ii) 15,021 RSU Shares. Mr. Long is affiliated with Atlantic Bridge III, LP, which is also a selling stockholder in the offering under this prospectus as described in Note 2 above.

(9)	Shares offered hereby consist of (i) 901,556 Long Shares held by Mr. Moxam, a director of Navitas, (ii) 15,021 RSU Shares and (iii) 20,956 Control Earnout Shares.

(10)
Shares offered hereby consist of (i)  32,168 Long Shares held by Mr. Saluja, a director of Navitas, and (ii) 15,021 RSU Shares. Mr. Saluja is affiliated with Capricorn Investments LLC, which is also a selling stockholder in the offering under this prospectus as described in Note 3 above.

(11)
Shares offered hereby consist of (i) 307,778 Long Shares held by Mr. Wunderlich, a director of Navitas, (ii) 113,506 Long Shares held by individual retirement accounts of Mr. Wunderlich, (iii) 10,440 Long Shares held by family trusts for which Mr. Wunderlich acted as grantor and (iv) 15,021 RSU Shares. Mr. Wunderlich is a managing member of Live Oak Sponsor Partners II, LLC, which is also a selling stockholder in the offering under this prospectus as described in Note 4 above.

DESCRIPTION OF CAPITAL STOCK
In the discussion that follows, we have summarized certain material provisions of our Second Amended and Restated Certificate of Incorporation (which we refer to simply as our “certificate of incorporation”) and our Amended and Restated Bylaws (our “bylaws”). This summary is not complete, is qualified in its entirety by reference to our certificate of incorporation and our bylaws and is subject to the relevant provisions of the Delaware General Corporation Law (the “DGCL”). Copies of our certificate of incorporation and bylaws have been filed with the SEC and are incorporated by reference into this prospectus. You should carefully read our certificate of incorporation and our bylaws and the relevant provisions of the DGCL before you invest in our capital stock.
Authorized Capital Stock
Our authorized capital stock consists of 751,000,000 shares, each with a par value of $0.0001 per share, consisting of (a) 750,000,000 shares of Common Stock, including (i) 740,000,000 shares of Class A Common Stock (referred to in this prospectus as “common stock” unless otherwise specified) and (ii) 10,000,000 shares of Class B Common Stock; and (b) 1,000,000 shares of Preferred Stock. Unless our board determines otherwise, we will issue all shares of our capital stock in uncertificated form.
As of the date of this prospectus there are 179,056,091 shares of Class A Common Stock issued and outstanding, 0 shares of Class B Common Stock issued and outstanding, and 0 shares of Preferred Stock issued and outstanding. The number of shares of capital stock which are issued and outstanding may change from time to time. See our annual reports on Form 10‑K and quarterly reports on Form 10‑Q, and our other SEC filings, for updated information on the number of shares of capital stock issued and outstanding.
Common Stock
Voting rights. Each holder of common stock is entitled to one vote per share held. Except as otherwise required by the certificate of incorporation or by applicable law, holders of common stock vote together as a single class on all matters on which stockholders are generally entitled to vote.
Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected each year. There is no cumulative voting in the election of directors. As a result, holders of more than 50% of shares eligible to vote in the election of directors can elect all of the directors.
Dividend rights. Subject to any other provisions of our certificate of incorporation, each holder of common stock is entitled to receive, in proportion to the number of shares of common stock held, such dividends and other distributions in cash, stock or property when, as and if declared by our board from time to time out of assets or funds of the Company legally available therefor.
Rights upon liquidation. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Company, after payments to creditors that may at the time be outstanding, and subject to the rights of any holders of preferred stock that may then be outstanding, holders of shares of the common stock will be entitled to receive, ratably in proportion to the number of shares of common stock held, all remaining assets of the Company available for distribution.
Preferred Stock
Under the terms of our certificate of incorporation, our board of directors has the authority, without stockholder approval, to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more class or series and to fix for each such class or series the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the trading price of the common stock, restricting dividends on our capital stock, diluting the voting power of the common stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of the Company.
Dividends
Declaration and payment of any dividend is subject to the discretion of our board of directors. Our board is not currently contemplating and does not anticipate declaring any dividends on our capital stock for the foreseeable future. The ability of our board to declare dividends may be limited by the terms of any other financing and other agreements entered into by us or our subsidiaries from time to time.
Annual Stockholders’ Meetings
Our bylaws provide that annual stockholders’ meetings will be held at a date, time and place, if any, as exclusively selected by our board. To the extent permitted under applicable law, our board may conduct meetings by remote communications. Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by our Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Securities

Exchange Act of 1934, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained in the annual proxy statement. Our certificate of incorporation specifies certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. Our bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Such stockholder’s notice must satisfy the information requirements of Section 3.2 of our bylaws with respect to each director nomination and Section 2.7 of our bylaws with respect to each other proposal that such stockholder intends to present at the 2023 annual meeting, including: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified us of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by us to solicit proxies for such annual meeting. In addition to satisfying the foregoing advance notice requirements under our bylaws, to comply with the universal proxy rules, the notice given by any stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must comply with any additional requirements of Rule 14a-19 under the Exchange Act. The foregoing provisions may limit our stockholders’ ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Removal of Directors; Vacancies
Under the DGCL, unless otherwise provided in our certificate of incorporation, a director serving on a classified board may be removed by the stockholders only for cause. The certificate of incorporation provides that, subject to the rights, if any, of the holders of shares of preferred stock then outstanding, directors may be removed for cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, the certificate of incorporation provides that, subject to the rights granted to one or more series of our preferred stock then outstanding, any newly created directorship on our board that results from an increase in the number of directors may be filled by a majority vote of our board, provided that a quorum is present, and any other vacancies on our board may be filled by a majority vote of our board, even if less than a quorum, or by a sole remaining director.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of the common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable our board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of the common stock at prices higher than prevailing market prices.
Special Meetings
Our certificate of incorporation provides that special meetings of our stockholders may be called only by the chairman of our board, our chief executive officer or our board pursuant to a resolution adopted by a majority of our board. Our stockholders are not eligible and have no right to call a special meeting of stockholders.
Our bylaws also provide that unless otherwise restricted by the certificate of incorporation or the bylaws, any action required or permitted to be taken at any meeting of our board or of any committee thereof may be taken without a meeting, if all members of our board or committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of our board or committee thereof.
Certificate of Incorporation and Bylaws
The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

The bylaws may be amended, altered or repealed (i) by the affirmative vote of a majority of our entire board; or (ii) by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote at an election of directors.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity. We must indemnify our officers and directors against all expenses, judgments, fines, penalties and amounts paid in settlement (if pre-approved), including all costs, expenses and obligations incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other, arising out of the officers’ or directors’ role as an officer or director of the Company, or establishing or enforcing a right to indemnification under the indemnification agreement.
Exclusive Jurisdiction of Certain Actions
Our certificate of incorporation requires that derivative actions brought in the name of the Company, actions against directors, officers and other employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will, subject to certain exceptions, be deemed to have consented to service of process on such stockholder’s counsel, except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors, officers and other employees.
Transfer Agent
The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.
Trading Symbol and Market
Our common stock is listed on Nasdaq under the symbol “NVTS”.

PLAN OF DISTRIBUTION

The selling stockholders and any of their assignees and successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. Subject to the limitations set forth in any applicable registration rights agreement, the selling stockholders may use any one or more of the following methods when disposing of shares:

    ●    ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

    ●    block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

    ●    purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

    ●    an exchange distribution in accordance with the rules of the applicable exchange;

    ●    privately negotiated transactions;

    ●    settlement of short sales effected after the date the Registration Statement of which this prospectus is a part is declared effective by the SEC;

    ●    in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

    ●    through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

    ●    a combination of any such methods of sale; or

    ●    any other method permitted pursuant to applicable law.
The selling stockholders may also sell shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

A selling stockholder that is an entity may elect to make an in-kind distribution of common stock to its members, partners or stockholders pursuant to the Registration Statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable common stock pursuant to the distribution through the Registration Statement.

In order to comply with the securities laws of certain states, if applicable, the common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS

The validity of the shares offered under this prospectus has been passed upon for us by Paul D. Delva, Senior Vice President, General Counsel and Corporate Secretary of Navitas.

EXPERTS

The consolidated financial statements of the Company as of and for the years ended December 31, 2022 and 2021, incorporated by reference in this prospectus by reference to the Company’s annual report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 3, 2023, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of GeneSiC Semiconductor Inc. as of and for the years ended December 31, 2021 and 2020, incorporated by reference in this prospectus by reference to the Company’s amended current report on Form 8-K/A, filed with the SEC on April 14, 2023, have been audited by CohnReznick LLP, independent auditors, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate important information into this prospectus by referring you to other documents which contain that information, including documents that we have already filed with the SEC and documents that we will file later with the SEC. Any information that is incorporated by reference (or deemed incorporated by reference, as discussed below) will automatically update and supersede earlier-filed information. Because we are incorporating our future SEC filings by reference, this prospectus will be continually updated by those future filings, and information in those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means you must review all SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any accompanying prospectus supplement, or in any document previously incorporated by reference, have been modified or superseded by subsequent filings. Our periodic and current reports are filed with the SEC under SEC File Number 001-39755, and can be accessed at the SEC’s website, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at https://www.sec.gov, more specifically at https://www.sec.gov/edgar/browse/?CIK=1821769.
The following documents are incorporated by reference into this prospectus:
•our annual report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 3, 2023, as amended by amendment no. 1 on Form 10-K/A, filed with the SEC on April 14, 2023;
•our 2023 annual meeting proxy statement on Schedule 14A, filed with the SEC on April 28, 2023;
•our quarterly report on Form 10-Q for the three months ended March 31, 2023, filed with the SEC on May 15, 2023; our quarterly report on Form 10-Q for the three months ended June 30, 2023, filed with the SEC on August 14, 2023; and our quarterly report on Form 10-Q for the three months ended September 30, 2023, filed with the SEC on November 9, 2023;
•our current reports on Form 8-K or amended current reports on Form 8-K/A, as applicable, filed with the SEC on January 20, 2023, April 14, 2023, May 26, 2023, June 5, 2023, June 9, 2023 and July 25, 2023; and
•the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on October 19, 2021, as amended by the description of our common stock contained in Exhibit 4.1 to our annual report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 3, 2023, including any amendment or report filed for the purpose of updating such description.
In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, until the offering of the securities offered hereby is terminated or completed, shall be deemed to be incorporated by reference into this prospectus. Also, all documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing the post-effective amendment to the Registration Statement that first includes this prospectus, and prior to the effectiveness of such amended Registration Statement, shall be deemed to be incorporated by reference into this prospectus.
Unless specifically stated to the contrary, any information that we may furnish to the SEC under Items 2.02 or 7.01 of any current report on Form 8-K, including any related exhibits under Item 9.01, will not be incorporated by reference into, or otherwise included in, this prospectus.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in this prospectus, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus, modifies or supersedes the statement. Any statement so modified or superseded will be deemed not to constitute a part of this prospectus except as so modified or superseded.
We will provide each person, including any beneficial owner, to whom a prospectus is delivered, with a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may obtain copies of these filings, at no cost, through the “Investor Relations” section of our website (https://ir.navitassemi.com/financial-information). Information on, or that can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings. You may also request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:
Corporate Secretary
Navitas Semiconductor Corporation
3520 Challenger Street
Torrance, CA 90503-1640
Telephone: (844) 654-2642

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered by this prospectus (the “Registration Statement”). This prospectus, which is part of the Registration Statement, omits certain information, exhibits, schedules and undertakings set forth in the Registration Statement. For further information pertaining to us and the securities offered in this prospectus, reference is made to the Registration Statement and the exhibits and schedules to the Registration Statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matters involved. See also “Incorporation of Certain Information by Reference.”

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public free of charge through the SEC’s website at https://www.sec.gov, more specifically at https://www.sec.gov/edgar/browse/?CIK=1821769. Our common stock is listed on Nasdaq under the symbol “NVTS”. General information about our company, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at https://ir.navitassemi.com/financial-information, as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or that can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

Navitas Semiconductor Corporation

62,587,813 Shares
Class A Common Stock

PROSPECTUS

  December 15, 2023

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table indicates the estimated expenses of Navitas in connection with the offering described in this registration statement.

	Expenses in connection with initial filing	Expenses in connection with this Amendment	Total estimated expenses to date
	(11/24/2021)	(12/15/2023)
Securities and Exchange Commission registration fee	$122,890	$17,209	$140,099
Accounting fees and expenses	50,000	80,000	130,000
Legal fees and expenses	100,000	25,000	125,000
Transfer agent and registrar fees and expenses	10,000	1,000	11,000
Financial printing and miscellaneous expenses	25,000	1,500	26,500
Total expenses	$307,890	$124,709	$432,599

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of Navitas. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Navitas’ certificate of incorporation and bylaws provide for indemnification by Navitas of its directors and officers to the fullest extent permitted by the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. Navitas’ certificate of incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.
Navitas has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in its certificate of incorporation and bylaws. Each indemnification agreement provides for indemnification and advancements by Navitas of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to Navitas or, at Navitas’ request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. Navitas believes that these provisions and agreements are necessary to attract qualified directors and executive officers.
Navitas also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of Navitas, and (2) to Navitas with respect to payments which may be made by Navitas to such officers and directors pursuant to any indemnification provision contained in Navitas’ certificate of incorporation and bylaws or otherwise as a matter of law.
The foregoing summaries are necessarily subject to the complete text of the DGCL, Navitas’ certificate of incorporation and bylaws, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 16. Exhibits.

Exhibit	Description
2.1†*
Business Combination Agreement and Plan of Reorganization, dated as of May 6, 2021, among Live Oak Acquisition Corp. II, Live Oak Merger Sub Inc. and Navitas Semiconductor Limited, including as domesticated in the State of Delaware as Navitas Semiconductor Ireland, LLC (incorporated by reference to Exhibit 2.1 to the registration statement/proxy statement on Form S-4 (SEC File No. 333-256880) filed by Live Oak Acquisition Corp. II with the SEC on June 8, 2021)

2.2†*
Agreement and Plan of Merger, dated as of August 15, 2022, by and among Navitas Semiconductor Corporation, Gemini Acquisition LLC, GeneSiC Semiconductor Inc., Ranbir Singh and The Ranbir Singh Irrevocable Trust dated February 4, 2022 (incorporated by reference to Exhibit 2.1 to the quarterly report on Form 10-Q for the three months ended September 30, 2022, filed by Navitas with the SEC on November 14, 2022)

4.1*
Second Amended and Restated Certificate of Incorporation of Navitas Semiconductor Corporation (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K, filed by Navitas with the SEC on October 25, 2021)

4.2*	Amended and Restated Bylaws of Navitas Semiconductor Corporation (incorporated by reference to Exhibit 3.2 to the current report on Form 8-K, filed by Navitas with the SEC on October 25, 2021)
5.1	Opinion of Counsel
23.1	Consent of Counsel (contained within Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
23.3	Consent of CohnReznick LLP
24.1*	Power of Attorney (incorporated by reference to page II-8 of the registration statement on Form S-1 (SEC File No. 333-261323) filed by Navitas with the SEC on November 24, 2021)
107	Filing Fee Table
___________
*    Previously filed.
†    Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5), which the registrant agrees to furnish supplementally to the SEC upon its request.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 1 to registration statement on Form S-1 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Torrance, California on December 15, 2023.

NAVITAS SEMICONDUCTOR CORPORATION
By:	/s/ Gene Sheridan
Gene Sheridan
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to registration statement Form S-1 on Form S-3 has been signed by the following persons in the capacities indicated on December 15, 2023:

Signature	Title
/s/ Gene Sheridan Gene Sheridan	President, Chief Executive Officer and Director (principal executive officer)
/s/ Ron Shelton Ron Shelton	Sr. V.P., Chief Financial Officer and Treasurer (principal financial and accounting officer)
/s/ * Daniel Kinzer	Chief Operating Officer, Chief Technology Officer and Director
/s/ * Richard J. Hendrix	Director
/s/ * Brian Long	Director
/s/ * David Moxam	Director
/s/ * Dipender Saluja	Director
/s/ * Gary K. Wunderlich, Jr.	Director

* By: /s/ Gene Sheridan, attorney-in-fact

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